Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-177606, 333-183131 and 333-187226) and Form S-3 (No. 333-190620) of ZELTIQ Aesthetics, Inc. of our report dated February 25, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, CA
February 25, 2014